Exhibit 99.1
Stock Symbols: OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB

March 31, 2008
180 CONNECT INC. ANNOUNCES 2007 YEAR END RESULTS
Revenue increases to a record $380 million, representing a 15% increase from the
Prior Year

Toronto, Ontario and Englewood, CO — March 31, 2008 — 180 Connect Inc. (“180 Connect” or the “Company”) (OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB), one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communication, and home integration service industries, today released its financial results for the year ended December 31, 2007.
Certain information contained in this news release constitutes forward-looking information, including anticipated growth and financial performance. See “Forward-Looking Information”.
Selected Financial Highlights — Year Ended December 31, 2007
For the year ended December 31, 2007 as compared to the year ended December 31, 2006:
Year to Date Highlights
•	Revenue grew to $379.8 million, an increase of $48.6 million, or 14.7%, compared to revenue of $331.2 million in 2006.

•	EBITDA from continuing operations (2) was $19.3 million, an increase of $5.8 million or 42.8% compared to $13.5 million in 2006.

•	Total cash provided by operating activities was $1.5 million, a decrease of $4.8 million from the cash provided by operating activities of $6.3 million in 2006.

•	Loss from continuing operations was $22.9 million, an increase of $14.1 million compared to a loss from continuing operations of $8.8 million in 2006.

•	Net loss was $24.9 million, an increase of $10.3 million compared to a net loss of $14.6 million in 2006.

•	Net loss per share for the twelve months ended December 31, 2007 and December 31, 2006, respectively, is as follows:
•	Loss from continuing operations was $1.20 per share basic and diluted compared to a loss from continuing operations of $0.60 per share basic and diluted in 2006.

•	Net loss was $1.30 per share basic and diluted compared to net loss of $1.00 per share basic and diluted in 2006.
Peter Giacalone, President and Chief Executive Officer of the Company stated;
“2007 was a significant and successful year for 180 Connect. The management team was highly focused on the improving margins and rebuilding shareholder confidence in the organization. Major initiatives included the significant capital raise through completing the merger with Ad Venture Partners, expanding and strengthening our relationship with our major customers, and streamlining of the systems and processes of control and management. Our employees continue to deliver some of the best quality and consumer satisfaction metrics in the industry despite the challenges of weather and geography.
180 Connect’s team delivered a 43% increase in EBITDA on 15% revenue growth, year over year, with a strong focus on cash management and delivery. We are also very pleased to note that DIRECTV was ranked “Highest in Customer Satisfaction among Satellite/Cable TV Subscribers” in the southern, western and eastern regions of the United States, according to the J.D. Power and Associates 2007 Residential Cable/Satellite TV Customer Satisfaction Study. As 180 Connect is the primary service provider for DIRECTV’s western region, I believe that the award reflects our commitment and ability to deliver exceptional customer service.”
2007 Highlights
2007 financial results were strong as the Company achieved significant revenue growth and record EBITDA from continuing operations(2). Revenue for 2007 increased to $380 million, from $331 million in 2006. This 15% increase reflects across-the-board volume increases in satellite and cable and also includes contribution from 180 Network Services and Digital Interiors — Home businesses. DIRECTV volume increased 15% year over year, as they not only continue to channel more work through the Home Service Provider Network, but also continue to sell more advanced product. Cable revenues increased 10% year over year as the Company continued to benefit from its investments in its cable workforce and significant growth in the Company’s Canadian operations with Rogers Communications which increased by 60%.
180 Connect’s Network Services business reported modest top line growth in 2007 as certain municipal fiber projects originally forecast to contribute in 2007 have been deferred to 2008 as a result of delays in financing associated with the current credit markets. The Company remains cautiously optimistic that this business will provide meaningful contributions in 2008, with the focus on its several fiber-to-the-home private developments. The Company remains confident in the long term growth prospects for this business and is pleased to announce an award for a $2 million airport project with the City of San Jose, CA.
The pace of growth in 180 Connect’s Home business was moderate as a result of the slowdown in the production home housing market. The Company will continue to monitor this business closely and has already begun the process of focussing its efforts on the higher end custom home and multi-dwelling unit market which has remained fairly steady despite the deterioration in the broader housing market. Long term, in-home technology remains an increasingly important factor in home buying decisions, and we believe this will continue to support the growth of the business, particularly in the higher end segment of the housing market.
Earnings performance for 2007 was the strongest in the history of the Company. EBITDA from continuing operations was $20.1 million for 2007 excluding stock based compensation expense of $0.9 million, an increase of $6.6 million or 48% year over year. On an adjusted basis excluding US listing costs, restructuring charges and stock based compensation expense, EBITDA from continuing operations was $21.3 million for 2007, an increase of 47% year over year. These results were primarily attributable to underlying operational improvements implemented in streamlining the Company’s management team, reduced insurance costs, improved inventory process and controls coupled with volume increases. General and Administrative costs declined despite the 15% increase in revenue. General and Administrative costs excluding stock-based compensation as a percentage of revenue declined to 4.8% in 2007 from 5.9% in 2006 as a result of more stringent approval processes and reductions in legal and professional fees. Both reported and adjusted EBITDA were negatively impacted by approximately $0.4 million of earnings related to the closure of a Networks Services operation during the fourth quarter, now reported within discontinued operations.

Looking Forward
The Company set out last fall to refinance its existing debt in an effort to supplement its liquidity and lower its borrowing costs. While the Company continues to monitor the deteriorating debt markets, it has been able to manage its seasonal working capital needs by lowering its costs, working with its vendors, reducing customer chargebacks, focusing on collecting receivables and most recently, negotiating a reduction in its required letter of credit for its insurance obligations, freeing up its restricted cash. As such, the Company has not pursued any of the term loan proposals received to date largely due to the impact of increasing the cost of capital and the requirement to issue significant additional equity. The Company believes that its effective cash management performance will remain on track and is not currently in the market for additional financing.
Over the past 12 months 180 Connect has experienced significant growth. While the Company believes it has been successful in achieving many of its goals and positioning itself to become a dominant sector player, these efforts are not, in the opinion of the Board of Directors, being appropriately valued by the public markets. As such, the Board of Directors of 180 Connect has appointed a Special Committee comprised of independent directors of the Board, with a mandate to consider and review strategic alternatives for the Company, including transaction proposals that have or may be received from time to time. The Special Committee has retained investment bankers to assist in this process and is considering a number of alternatives to improve shareholder value. The Board of Directors has not set any deadline for completing the review of its strategic options and may ultimately determine that its current business plan is the best means to build and deliver shareholder value.
Summary Results
The following is a summary of the Company’s selected consolidated financial and operating data for the twelve months ended December 31, 2007 and 2006 and should be read in conjunction with the annual audited financial statements. The amounts presented below have been reclassified to reflect the adjustments associated with the discontinued operations of the Company and the reclassification of certain amounts of long-term debt to current portion of long-term debt.
Selected Consolidated Financial and Operating Data:

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2007	December 31, 2006	% Change

Revenue	$379,767,879	$331,175,241	14.7%
Direct expenses	341,108,774	297,073,863	14.8%

Direct contribution margin (1)	38,659,105	34,101,378	13.4%
General and administrative (a)	19,223,846	19,675,497	(2.3)%
Foreign exchange (gain) loss	(124,329)	30,361	(509.5)%
Restructuring costs	275,000	892,688	(69.2)%

EBITDA (2)	19,284,588	13,502,832	42.8%

Depreciation	12,061,858	13,398,987	(10.0)%
Amortization of customer contracts	3,681,499	3,712,673	(0.8)%
Other (income) expense
Interest and loan fees	16,272,393	10,043,504	62.0%
Gain on extinguishment of debt	—	(1,233,001)	—
(Gain) loss on sale of investments and assets	715,151	(726,086)	(198.5)%
(Gain) loss on change in fair value of derivative liabilities	5,020,945	(1,363,936)	(468.1)%
Other expense	3,579,459	—	—

Loss from continuing operations before income tax expense (benefit)	(22,046,717)	(10,329,309)	113.4%
Income tax expense (benefit)	856,576	(1,503,271)	(157.0)%

Loss from continuing operations	(22,903,293)	(8,826,038)	159.5%
Loss from discontinued operations	(2,039,073)	(5,762,800)	(64.6)%

Net loss for the period	$(24,942,366)	$(14,588,838)	71.0%

(a)	General and administrative expense includes stock-based compensation of $860,035 and $91,214, for the years ended December 31, 2007, and December 31, 2006, respectively.

Per Share Data

	Twelve Months Ended	Twelve Months Ended
	December 31, 2007	December 31, 2006

Loss per share from continuing operations
Basic	$(1.20)	$(0.60)
Diluted	$(1.20)	$(0.60)
Net loss per share:
Basic	$(1.30)	$(1.00)
Diluted	$(1.30)	$(1.00)

Weighted average number of shares outstanding — basic	19,155,718	14,641,010

Weighted average number of shares outstanding — diluted	19,155,718	14,641,010

Selected Consolidated Balance Sheet Data

	As of
	December 31, 2007	December 31, 2006

		(Restated)
Cash and cash equivalents	$366,449	$2,904,098
Working capital deficit	30,162,680	32,218,721
Total assets	158,284,151	165,443,572
Total debt and capital lease obligations	56,765,878	77,355,246
Total shareholders’ equity	$22,211,042	$9,402,081
A copy of the annual audited consolidated financial statements of the Company for the twelve months ended December 31, 2007 is attached to this news release. The Company will be releasing its year end report on March 31, 2008 which will be available on EDGAR and the Company’s website. Additional information relating to the Company is available on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com and on the Company’s website at www.180connect.net.
Non-GAAP Measures:
(1)	The term “Direct Contribution Margin” consists of revenue less direct expenses and excludes general and administrative expense, foreign exchange loss (gain), (gain) loss in sale of investments and assets, depreciation, amortization of customer contracts, interest and loan costs, (gain) loss on change on fair value of derivative liabilities, gain on extinguishment of debt, other expense, and income tax expense (benefit). DCM, as referred to in this news release, is a non-GAAP measure which does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. Management believes that this term provides a better assessment of the contribution of the field operations dealing directly with its customers’ subscribers by eliminating: (1) the general and administrative costs that are not part of the direct costs of generating revenue; (2) the charge for customer contracts and depreciation which are non-cash expense items; and (3) (gain) loss on sale of investments and assets, (gain) loss on change in fair value of derivative liabilities, gain on extinguishment of debt, and other expense, which are not considered to be in the normal course of operating activity. Investors should be cautioned, however, that DCM should not be construed as an alternative to income (loss) from continuing operations determined in accordance with GAAP as an indicator of the Company’s performance.

Following is a reconciliation of DCM to the comparable GAAP measure being net loss from continuing operations:

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
Direct contribution margin (1)	$38,659,105	$34,101,378

General and administrative	19,223,846	19,675,497
Foreign exchange loss (gain)	(124,329)	30,361

Restructuring costs	275,000	892,688

Depreciation	12,061,858	13,398,987

Amortization of customer contracts	3,681,499	3,712,673

Interest and loan costs	16,272,393	10,043,504

Gain on extinguishment of debt	—	(1,233,001)

(Gain) loss on sale of investments and assets	715,151	(726,086)

(Gain) loss on change in fair value of derivative liabilities	5,020,945	(1,363,936)

Other expense	3,579,459	—

Income tax expense (benefit)	856,576	(1,503,271)

Net loss from continuing operations	$(22,903,293)	$(8,826,038)

(2)	The term “EBITDA from continuing operations” refers to loss from continuing operations before deducting depreciation, amortization of customer contracts, (gain) loss in sale of investments and assets, interest and loan fees, (gain) loss on change in fair value of derivative liabilities, gain on extinguishment of debt, other expense, and income tax expense (benefit). EBITDA from continuing operations, as referred to in this news release, is a non-GAAP measure which does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. Management believes that EBITDA from continuing operations provides a better assessment of cash flow from the operations of the Company by eliminating: (1) the charge for depreciation, and amortization of customer contracts which are non-cash expense items and (2) (gain) loss on sale of assets, (gain) loss on change in fair market value of derivative liabilities, gain on extinguishment of debt, and other expense, which are not considered to be in the normal course of operating activity. In addition, financial analysts and investors use a multiple of EBITDA from continuing operations for valuing companies within the same sector, in order to eliminate the differences in accounting treatment from one company to the next. Given that the Company is in a growth stage, management believes the focus on EBITDA from continuing operations gives the investor or reader of the consolidated financial statements and MD&A more insight into the operating capabilities of management and its utilization of its operating assets. Management further believes that EBITDA from continuing operations is also the best metric for measuring valuation. Investors should be cautioned, however, that EBITDA from continuing operations should not be construed as an alternative to income (loss) from continuing operations determined in accordance with GAAP as an indicator of the Company’s performance.

Following is a reconciliation of EBITDA from continuing operations to the comparable GAAP measure being net loss from continuing operations:

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
EBITDA from continuing operations (2)	19,284,588	13,502,832

Depreciation	12,061,858	13,398,987

Amortization of customer contracts	3,681,499	3,712,673

Interest and loan costs	16,272,393	10,043,504

Gain on extinguishment of debt	—	(1,233,001)

(Gain) loss on sale of investments and assets	715,151	(726,086)

(Gain) loss on change in fair value of derivative liabilities	5,020,945	(1,363,936)
Other expense	3,579,459	—

Income tax expense (benefit)	856,576	(1,503,271)

Net loss from continuing operations	$(22,903,293)	$(8,826,038)

Conference Call Information
A live webcast of 180 Connect Inc.’s 2007 year end results earnings call will be available at www.180connect.net. The call will begin at 5:00 p.m. EST, March 31, 2008. The dial-in numbers for the call are international dial 617.213.8853 and toll free at 866.831.6224, participant pass code is 15653962. The webcast will be archived on the Company’s website and a replay of the call will be available beginning at 7:00 p.m. EST on Monday, March 31, 2008 through to 11:59 p.m. EST Monday, April 7, 2008. The dial-in numbers for the replay are 617.801.6888 International Dial and toll free at 888.286.8010 pass code 92229639.
180 Connect Inc.
180 Connect Inc. is one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communications and home integration service industries. With more than 4,000 skilled technicians and 750 support personnel based in over 85 operating locations, 180 Connect is well positioned as the only pure play national residential service provider in the market. 180 Connect shares are traded under the name of 180 Connect Inc. on the OTCBB under the symbols CNCT.OB, CNCTU.OB and CNCTW.OB.
Forward-Looking Information
This news release contains forward-looking statements which reflect management’s expectations regarding the Company’s future growth, results of operations, performance and business prospects and opportunities. Statements about the Company’s future plans and intentions, results, levels of activity, performance, goals or achievements or other future events constitute forward-looking statements. Wherever possible, words such as “will be”, “may”, “should”, “could”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict” or “potential” or the negative or other variations of these words, or other similar words or phrases, have been used to identify these forward-looking statements. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors, including those discussed under section 1A “Risk Factors” of the Report Form 10-K could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this news release are based upon what management believes to be reasonable assumptions, the Company cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.
For Information please contact the following or visit our website at www.180connect.net.

Claudia A. Di Maio	Devlin Lander
Director Investor Relations	Integrated Corporate Relations

TEL: 866.995.8888	TEL.:415.292.6855
DIRECT LINE: 416. 930.7710
EMAIL: cdimaio@180connect.net

Consolidated Financial Statements
180 Connect Inc.
Consolidated Balance Sheets
(unaudited)

	December 31, 2007	December 31, 2006

		(Restated) (Note 1)
Assets
Current Assets
Cash and cash equivalents	$366,449	$2,904,098
Accounts receivable (less allowance for doubtful accounts of $3,750,200 and $2,506,637, respectively)	48,378,339	48,934,952
Inventory	20,180,167	15,816,148
Restricted cash	10,169,108	14,503,000
Prepaid expenses and other assets	9,378,519	7,910,255

TOTAL CURRENT ASSETS	88,472,582	90,068,453

Property, plant and equipment	34,906,750	34,882,890
Goodwill	11,034,723	11,034,723
Customer contracts, net	21,391,257	25,072,756
Other assets	2,478,839	4,384,750

TOTAL ASSETS	$158,284,151	$165,443,572

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$79,115,651	$78,686,245
Current portion of long-term debt	27,769,301	26,502,096
Fair value of derivative financial instruments	122,168	4,065,729
Current portion of capital lease obligations	11,628,142	13,033,104

TOTAL CURRENT LIABILITIES	118,635,262	122,287,174

Income tax liability	191,580	—
Long-term debt	—	12,264,621
Convertible debt	—	6,276,584
Capital lease obligations	17,246,267	15,213,112

TOTAL LIABILITIES	136,073,109	156,041,491

Shareholders’ Equity
Common stock $.0001 par value; authorized 100,000,000, at December 31, 2007 and December 31, 2006 issued and outstanding shares 25,520,152 and 14,685,976, respectively	2,552	1,469
Paid-in capital	130,096,083	91,871,813
Treasury stock, 500,000 shares and zero at December 31, 2007 and December 31, 2006 respectively	(224,019)	—
Accumulated deficit	(107,898,597)	(82,956,231)
Accumulated other comprehensive income	235,023	485,030

TOTAL SHAREHOLDERS’ EQUITY	22,211,042	9,402,081

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$158,284,151	$165,443,572

Note 1:	The 2006 consolidated balance sheet has been restated to reclassify $20,534,422 of debt previously recorded as long-term to current in accordance with the requirements of Emerging Issues Task Force Issue No. 95-22, “Balance Sheet Classification of Borrowing Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement.” This restatement has no impact on the previously reported consolidated statements of results of operations, shareholders’ equity and cash flows.

Consolidated Financial Statements
180 Connect Inc.
Consolidated Statements of Operations
(unaudited)

	Year Ended	Year Ended	Year Ended
	December 31, 2007	December 31, 2006	December 31, 2005

Revenue	$379,767,879	$331,175,241	$278,640,517
Expenses
Direct expenses	341,108,774	297,073,863	255,120,324
General and administrative (1)	19,223,846	19,675,497	21,702,824
Foreign exchange loss (gain)	(124,329)	30,361	(18,692)
Restructuring costs	275,000	892,688	1,672,485
Depreciation	12,061,858	13,398,987	6,147,874
Amortization of customer contracts	3,681,499	3,712,673	4,093,985
Other (income) expense
Interest and loan fees	16,272,393	10,043,504	3,440,690
Gain on extinguishment of debt	—	(1,233,001)	—
(Gain) loss on sale of investments and assets	715,151	(726,086)	(6,897,291)
Impairment of goodwill and customer contracts	—	—	608,096
(Gain) loss on change in fair value of derivative liabilities	5,020,945	(1,363,936)	—
Other expense	3,579,459	—	—

Loss from continuing operations before income tax expense (benefit)	(22,046,717)	(10,329,309)	(7,229,778)
Income tax expense (benefit)	856,576	(1,503,271)	(2,001,727)

Loss from continuing operations	(22,903,293)	(8,826,038)	(5,228,051)
Loss from discontinued operations, net of income taxes of zero	(2,039,073)	(5,762,800)	(3,288,604)

Net loss for the period	$(24,942,366)	$(14,588,838)	$(8,516,655)

Net loss per share from continuing operations:
Basic	$(1.20)	$(0.60)	$(0.36)
Diluted	$(1.20)	$(0.60)	$(0.36)
Net loss per share:
Basic	$(1.30)	$(1.00)	$(0.59)
Diluted	$(1.30)	$(1.00)	$(0.59)

Weighted average number of shares outstanding – basic	19,155,718	14,641,010	14,368,864
Weighted average number of shares outstanding – diluted	19,155,718	14,641,010	14,368,864

(1)	General and administrative includes stock-based compensation of $860,035, $91,214 and $1,387,133 for the years ended December 31, 2007, December 31, 2006, and December 31, 2005, respectively.

Consolidated Financial Statements
180 Connect Inc.
Consolidated Statements of Shareholders’ Equity
(unaudited)

	Common					Accumulated Other
	Stock					Compre-
	Out-					hensive
	standing	Common		Treasury	Accumulated	Income
	Shares	Stock	Paid in Capital	Stock	Deficit	(loss)	Total

Balances at December 25, 2004	14,296,622	$1,430	$86,878,322	$—	$(59,452,519)	$6,988,770	$34,416,003

Issuance on exercise of stock options for cash	408,847	41	728,291		—	—	728,332
Share repurchase	(175,320)	(18)	(759,810)	—	(398,219)	—	(1,158,047)
Stock-based compensation	—	—	1,387,133	—	—	—	1,387,133
Sale of investment	—	—	—	—	—	(6,503,740)	(6,503,740)
Net loss	—	—	—	—	(8,516,655)	—	(8,516,655)

Balances at December 31, 2005	14,530,149	1,453	88,233,936	—	(68,367,393)	485,030	20,353,026

Issuance on exercise of stock options for cash	155,827	16	259,696	—	—	—	259,712
Issuance of warrants on long-term debt	—	—	3,286,967	—	—	—	3,286,967
Stock-based compensation	—	—	91,214	—	—	—	91,214
Net loss	—	—	—	—	(14,588,838)	—	(14,588,838)

Balances at December 31, 2006	14,685,976	1,469	91,871,813	—	(82,956,231)	485,030	9,402,081

Issuance on exercise of stock options for cash	46,467	4	77,507	—	—	—	77,511
Issuance on exercise of warrants for cash	1,200,000	120	17,140	—	—	—	17,260
Issuance on exercise of convertible debt	510,000	51	2,293,179	—	—	—	2,293,230
Net proceeds from reverse merger	9,577,709	958	37,932,207	—	—	—	37,933,165
Issuance costs attributed to reverse merger	—	—	(6,976,440)	—	—	—	(6,976,440)
Stock-based compensation	—	—	860,035	—	—	—	860,035
Issuance of warrants on long-term debt	—	—	2,803,296	—	—	—	2,803,296
Issuance of warrants in support of Arrangement	—	—	800,000	—	—	—	800,000
Acquisition of net assets of AVP	—	—	(7,099,514)	—	—	—	(7,099,514)
Reclassification of the Public Warrants	—	—	7,516,810	—	—	—	7,516,810
Purchase of 500,000 shares of treasury stock	(500,000)	(50)	50	(224,019)	—	—	(224,019)
Foreign currency translation adjustment	—	—	—	—	—	(250,007)	(250,007)
Net loss	—	—	—	—	(24,942,366)	—	(24,942,366)

Balances at December 31, 2007	25,520,152	$2,552	$130,096,083	$(224,019)	$(107,898,597)	$235,023	$22,211,042

180 Connect Inc.
Consolidated Statements of Comprehensive Loss
(unaudited)

	Year Ended	Year Ended	Year Ended
	December 31, 2007	December 31, 2006	December 31, 2005

Net loss	$(24,942,366)	$(14,588,838)	$(8,516,655)
Other comprehensive income:
Foreign currency translation	(250,007)	—	—
Sale of investment	—	—	(6,503,740)

Comprehensive loss	$(25,192,373)	$(14,588,838)	$(15,020,395)

Consolidated Financial Statements
180 Connect Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended	Year Ended	Year Ended
	December 31, 2007	December 31, 2006	December 31, 2005
Cash provided by (used in) the following activities:
Operating
Loss from continuing operations	$(22,903,293)	$(8,826,038)	$(5,228,051)
Add (deduct) items not affecting cash:
Depreciation, amortization and impairment	15,743,357	17,111,660	10,849,955
Non-cash interest expense	8,117,147	3,210,141	459,852
Stock-based compensation	860,035	91,214	1,387,133
Deferred income taxes	—	(1,561,031)	(1,491,941)
Settlement of derivative liability	(2,766,573)	—	—
Gain on extinguishment of debt	—	(1,233,001)	—
(Gain) loss on change in fair value of derivative liabilities	5,020,945	(1,363,936)	—
(Gain) loss on sale of investments and assets	715,151	(726,086)	(6,897,291)
Other	(177,050)	(291)	3,816
Changes in non-cash working capital balances related to operations:
Accounts receivable	556,613	227,513	(6,464,271)
Inventory	(4,364,019)	4,486,519	(2,412,713)
Other current assets	(1,222,516)	338,030	(688,922)
Insurance premium deposits	(16,195)	(6,209,037)	1,126,896
Other assets	(377,949)	(37,035)	(18,928)
Settlement of class action lawsuit	—	—	(7,973,623)
Settlement of certain wage practices	—	—	(1,217,639)
Restricted cash	4,333,892	247,366	(8,696,719)
Accounts payable and accrued liabilities	(9,660)	2,375,179	14,320,065
Operating cash flows from discontinued operations	(1,966,397)	(1,842,778)	(2,597,616)

Total cash provided by (used in) operating activities	1,543,488	6,288,389	(15,539,997)

Investing
Purchase of property, plant and equipment	(3,373,257)	(2,742,727)	(5,656,286)
Net proceeds from disposition of investments	—	1,327,693	10,968,388
Proceeds from sale of property, plant and equipment	—	—	665,000
Short-term investments	—	—	16,178,848
Business acquisition	—	—	(429,603)

Total cash used in investing activities	(3,373,257)	(1,415,034)	21,726,347

Financing
Repayment of capital lease obligations	(12,105,040)	(15,010,698)	(4,960,341)
Repayment of debt	(12,333,337)	(7,350,000)	(6,908,003)
Proceeds from share issuance	94,771	259,712	723,608
Net proceeds from reverse merger	37,933,165	—	—
Issuance costs on reverse merger	(6,976,440)	—	—
Redemption of convertible debt	(10,393,577)	—	—
Increase (decrease) in borrowings under the Revolver credit facility	(101,160)	(377,494)	—
Issuance costs on long-term debt	—	(3,546,150)	—
Net proceeds from refinancing of vehicles	3,470,714	2,127,542	—
Proceeds from issuance of convertible debt	—	10,686,101	—
Proceeds from refinancing of long-term debt	—	42,140,497	—
Extinguishment of long-term debt	—	(32,863,525)	—
Repurchase of common stock	(224,019)	—	—
Repurchase of shares through normal course issuer bid	—	—	(1,158,047)
Settlement with selling shareholders of Mountain Center Inc.	—	—	(2,950,000)
Issuance costs paid on convertible debt	—	(1,388,985)	—

Total cash provided by (used in) financing activities	(634,923)	(5,323,000)	(15,252,783)

Effect of exchange rates on cash and cash equivalents	(72,957)	291	39,753

Net increase (decrease) in cash and cash equivalents during the period	(2,537,649)	(449,354)	(9,026,680)
Cash and cash equivalents, beginning of period	2,904,098	3,353,452	12,380,132

Cash and cash equivalents, end of period	$366,449	$2,904,098	$3,353,452

Supplemental cash flow information:
Interest paid	$8,779,371	$6,091,487	$2,485,035

Income taxes paid	$257,120	$429,279	$1,265,756

Supplemental disclosure of non-cash investing and financing transactions:
For the years ended December 31, 2007, December 31, 2006 and December 31, 2005, the Company had additional capital lease obligations for vehicles of $9,080,617, $6,401,900 and $39,403,406 respectively.